UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): December 17, 2004

                   INTEGRA LIFESCIENCES HOLDINGS CORPORATION


            (Exact name of Registrant as specified in its charter)





          Delaware                      0-26224                51-0317849
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                            Identification No.)


                              311 Enterprise Drive
                              Plainsboro, NJ 08536
               (Address of principal executive offices) (Zip Code)

                                 (609) 275-0500 (Registrant's telephone number,
              including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)



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ITEM 5.02. DEPARTURE OF DIRECTORS OF PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
           APPOINTMENT OF PRINCIPAL OFFICERS.

(d) On December 17, 2004, Integra LifeSciences Holdings Corporation (the "Company") appointed Anne M. VanLent, age 56, as a director of the Company. The press release issued by the Company announcing this appointment is attached as
Exhibit 99.1 to this report.

Ms. VanLent has been Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a pharmaceutical company that develops dermatology products, since May 2002. Prior to joining Barrier Therapeutics, Ms. VanLent served as a principal of the Technology Compass Group, LLC, a healthcare/technology consulting firm, since she founded it in October 2001. From July 1997 to October 2001, she was the Executive Vice President--Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. Ms. VanLent also currently serves as a director of Penwest Pharmaceuticals Co., a Nasdaq-listed company.


ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number        Description of Exhibit

99.1                  Press release issued December 20, 2004



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                    INTEGRA LIFESCIENCES HOLDINGS CORPORATION





Date: December 21, 2004               By: /s/ Stuart M. Essig
                                       -----------------------------
                                       Stuart M. Essig
                                       President and Chief Executive Officer




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                                  Exhibit Index


Exhibit Number        Description of Exhibit

99.1                  Press release issued December 20, 2004





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Exhibit 99.1


News Release

Contacts:
Integra LifeSciences Holdings Corporation
John B. Henneman, III                      Maria Platsis
Executive Vice President                   Director, Corporate Development and
Chief Administrative Officer               Investor Relations
(609) 936-2481                             (609) 936-2333
jhenneman@integra-ls.com                   mplatsis@integra-ls.com



               Integra LifeSciences Holdings Corporation Appoints
                    Anne M. VanLent to its Board of Directors


Plainsboro, NJ / December 20, 2004/ -- Integra LifeSciences Holdings Corporation (Nasdaq: IART) today announced that effective immediately it has increased the size of its Board of Directors to seven and appointed Anne M. VanLent to fill the newly created vacancy. Ms. VanLent was also appointed to the Audit Committee.

Ms. VanLent currently serves as Executive Vice President and Chief Financial Officer of Barrier Therapeutics, Inc., a publicly traded pharmaceutical company located in Princeton, New Jersey that develops prescription dermatology products, a post she has held since the company's founding in May 2002.

Richard Caruso, Chairman of Integra's Board of Directors stated: "I am pleased that Anne has agreed to join our Board of Directors. Anne is a seasoned senior executive with extensive financial and governance expertise. Her broad interests in healthcare and financial matters make her a great addition to the Board."

"I look forward to working with Stuart Essig, the Board, and the entire team at Integra. I am enthusiastic about this new position as a Director and look forward to contributing to Integra's mission of becoming a leader in medical devices used in neurosurgery, reconstructive surgery and general surgery. I believe Integra is well positioned to continue its technological leadership," said Ms. VanLent.

Commenting on Ms. VanLent's appointment to the Board, Stuart Essig, Integra's President and Chief Executive Officer stated: "Anne's management experience and leadership skills in the pharmaceutical industry are an excellent fit with Integra's mission of bringing innovative medical technology to the market. I look forward to Anne's future contributions to Integra's strategic development."

Prior to joining Barrier Therapeutics, Ms. VanLent served as a principal of the Technology Compass Group, LLC, a healthcare and technology consulting firm she founded in October 2001. From July 1997 to October 2001, she was the Executive Vice President of Portfolio Management for Sarnoff Corporation, a multidisciplinary research and development firm. There she directed Sarnoff's venture spin-off process and was in charge of all patent and licensing activities. Previously, she held senior management positions or consulted for a number of private and public emerging growth healthcare companies. Ms. VanLent also currently serves as a Director and Chair of the Audit Committee of Penwest Pharmaceuticals Co. (NASDAQ: PPCO). She also served as a Director of i-STAT Corporation; a publicly- traded medical device company, prior to its sale to Abbott Laboratories earlier this year. She holds a BS degree in Physics from Mount Holyoke College.

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Integra LifeSciences Holdings Corporation is a diversified medical technology company that develops, manufactures, and markets medical devices for use in a variety of applications. The primary applications for our products are neuro-trauma and neurosurgery, plastic and reconstructive surgery and general surgery. Integra is a leader in applying the principles of biotechnology to medical devices that improve patients' quality of life. Our corporate headquarters are in Plainsboro, New Jersey, and we have manufacturing and research facilities located throughout the world. We have approximately 1,200 employees. Please visit our website at (http://www.Integra-LS.com).

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements concerning expectations for future financial results, including revenues, gross margins and earnings, development of products and formation of strategic alliances. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. In addition, the economic, competitive, governmental, technological and other factors identified under the heading "Factors That May Affect Our Future Performance" included in the Business section of Integra's Annual Report on Form 10-K for the year ended December 31, 2003 and information contained in subsequent filings with the Securities and Exchange Commission could affect actual results.

Source: Integra LifeSciences Holdings Corporation
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